RULE 424(B)(2)
                                             REGISTRATION STATEMENT NO. 33-57395


PRICING SUPPLEMENT NO.7, DATED MARCH  26, 1997
TO PROSPECTUS AND PROSPECTUS SUPPLEMENT, EACH DATED APRIL 4, 1995


                            H. F. AHMANSON & COMPANY
                           MEDIUM-TERM NOTES, SERIES A
                                  (FIXED RATE)

                 DUE FROM NINE MONTHS OR MORE FROM DATE OF ISSUE


 ISSUE PRICE:  99.8407%                                  FORM:
 INTEREST RATE:  6.18%                   [x] Book Entry      [ ] Certificated
 ORIGINAL ISSUE DATE:  APRIL 1, 1997
 STATED MATURITY:  JANUARY 15, 1998
 EXTENSION INFORMATION:  NOT APPLICABLE
 AGENT(S):  BEAR, STEARNS & CO. INC.
 UNDERWRITERS' FEE:  .125%
 REPURCHASE PRICE
   (FOR DISCOUNT SECURITIES):  NOT APPLICABLE

 INTEREST PAYMENT DATES:
   (MONTHLY, QUARTERLY, SEMI-ANNUALLY OR
   ANNUALLY) OCTOBER 15, 1997
 REGULAR RECORD DATES:  SEPTEMBER 30, 1997
 REDEMPTION INFORMATION:  NOT APPLICABLE

 REPAYMENT INFORMATION:  NOT APPLICABLE

 AMORTIZING PROVISIONS:  NOT APPLICABLE
 SPECIAL U.S. FEDERAL INCOME
   TAX CONSIDERATIONS:  NOT APPLICABLE
 OTHER PROVISIONS:  NOT APPLICABLE


 The aggregate principal amount of this offering is $50,000,000 and relates only to Pricing Supplement No. 7. Debt Securities, including Medium-Term Notes, Series A, may be issued by the Company in the aggregate principal amount of up to $500,000,000. To date, including this offering, an aggregate of $350,000,000 of Medium-Term Notes, Series A, and all other Debt Securities, has been issued.


 TYPE OF SALE:       IF PRINCIPAL TRANSACTION, REOFFERING AT:
  [ ]  As Agent       [x] varying prices related to prevailing market prices at
                          the time of resale
  [x]  As Principal   [ ] fixed public offering price of 100% of Principal
                          Amount